Exhibit 4.3



              1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                    OF

                       PLYMOUTH RUBBER COMPANY, INC.



     1. Purpose. The purpose of the 1995 Non-Employee Directors' Stock Option Plan (the "Plan") of Plymouth Rubber Company, Inc., a Massachusetts corporation (the "Company") is to secure for the Company and its stockholders the benefits of incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company (the "Board") who are not employees or officers of the Company or of any of its subsidiaries (the "Non-Employee Directors").

     2. Effective Date; Termination of Plan. This Plan shall become effective after it has been adopted by the Board and approved by the stockholders of the Company (the "Stockholders"); provided, however, that all grants of options under this Plan prior to the approval of the Plan by the Stockholders at the 1995 Annual Meeting of the Stockholders of the Company shall be subject to such approval.

      This Plan shall terminate upon the earliest to occur of (i) ten (10) years after the date the Board adopts the Plan, (ii) the date that all shares of Class B Stock (as defined below) which may be issued under this Plan have been issued through the exercise of options granted under this Plan, and (iii) such time as the Board may determine.

     3. Shares Subject to the Plan. The maximum number of shares which may be issued through the exercise of options granted under this Plan shall be one hundred twenty thousand (120,000) shares of the Class B common stock of the Company, $1.00 par value (the "Class B Stock"), subject to adjustment as provided in Section 7 below. The shares may be set aside out of the authorized but unissued shares of Class B Stock not reserved for any other purpose or out of shares of Class B Stock held in or acquired for the treasury of the Company. Shares of Class B Stock subject to an option granted under the Plan which for any reason is cancelled or terminates unexercised shall again be subject to an option and available for issuance pursuant to the terms of this Plan.




     4.   Formula Grant of Options.     (a)  Subject to the
approval of this Plan by the Stockholders as provided in Section 2 hereof, an option for fifteen thousand (15,000) shares of Class B Stock shall be automatically granted under this Plan to each person who is (i) newly elected a Non-Employee Director at the Annual Meeting of the Stockholders of the Company in each of the years 1995 through 2004, or (ii) newly appointed a Non-Employee Director in the years 1995 through 2004; provided, however, that each Non-Employee Director who was elected a Non-Employee Director at the 1994 Annual Meeting of the Stockholders of the Company or was serving as a Non-Employee Director during 1994 and who is serving on the Board on the date this Plan is approved (the "Current Non-Employee Directors") shall be automatically granted an option for fifteen thousand (15,000) shares of Class B Stock.

     (b) The options granted under this Plan shall be in addition to regular director's fees and other benefits provided to the Non-Employee Directors.

     5.   Type of Option; Terms and Conditions.   (a)  Options
granted under this Plan shall not be considered incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Except as hereinafter provided, all options granted pursuant to this Plan shall be subject to the following terms and conditions:

     (i) Exercise Price. The exercise price for the shares of Class B Stock issuable upon the exercise of an option granted under this Plan shall be the closing price of the Class B Stock on the last trading day prior to (A) the date of Annual Meeting of the Stockholders of the Company on which a Non-Employee Director is first elected to the Board of Directors or (B) February 1, 1995 in the case of Current Non-Employee Directors. The exercise price shall be paid in full at the time of the exercise of the option, in
(X) cash, (Y) shares of Class B Stock valued at their fair market value on the date of purchase or (Z) any combination of cash and Class B Stock. The exercise price shall be subject to adjustment, but only as provided in Section 7 hereof.

     (ii) Exercise of Options. Except as provided in subsection 5(b)(iii) below, each option granted under this Plan shall become exercisable in an amount equal to one-third (1/3) of the shares of Class B Stock covered by such option on the first anniversary of the date of grant; and thereafter an additional one-third (1/3) of the total number of shares of Class B Stock covered by such option shall become exercisable on each subsequent anniversary of the date of grant until on the third anniversary of the date of grant the total number of Class B Stock covered by such option shall be exercisable; provided, however, that with regard to Current Non-Employee Directors, for each year (or partial year) of service on the Board prior to the 1995 Annual Meeting of the Stockholders of the Company one-third (1/3) of the Class B Stock covered by such option shall become exercisable (and all Class B Stock covered by such option which does not become exercisable under this proviso shall become exercisable as set forth in the clauses immediately preceding this proviso). In the event that the Company and/or the Stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company or an amount of the outstanding capital stock of the Company sufficient to constitute effective control of the Company by means of a sale, merger, reorganization, separation, liquidation or any other transaction, the total number of shares of Class B Stock covered by all options under this Plan shall become exercisable.

     (iii) Termination of Option. All options granted under this Plan shall terminate ten (10) years subsequent to the date of grant. In the event that any Non-Employee Director to whom an option has been granted under this Plan ceases to be a member of the Board while holding an option that has not expired and has not been fully exercised, the right to exercise such option shall be only as follows:

          (A) Death. If a Non-Employee Director ceases to be a member of the Board by reason of death, his or her estate shall have the right for one year following the date of death (but in no event subsequent to ten (10) years after the date of grant) to exercise the option with respect to all or any part of the shares of Class B Stock subject thereto, regardless of whether the right to purchase such shares had accrued on the date of his or her death. The term "estate" when used in this Plan with respect to any Non-Employee Director shall mean the legal representatives of the Non-Employee Director's estate or any person or persons who acquire the right under the laws of descent and distribution to exercise an option by reason of the Non-Employee Director's death.

          (B) Retirement or Disability. If a Non-Employee Director ceases to be a member of the Board by reason of his or her (1) attaining the age at which the Company's policy precludes re-election as a director or (2) becoming disabled within the meaning of that term as defined in Section 22(e)(3) of the Code, then such Non-Employee Director, or his or her estate (in the event of his or her death after such cessation), shall have the right for a period of six (6) months following such cessation of service (but in no event subsequent to ten (10) years after the date of grant) to exercise the option with respect to all or any part of the shares of Class B Stock subject thereto, regardless of whether the right to purchase such shares had accrued prior to such Non-Employee Director ceasing to be a member of the Board.


          (C) Other Reasons. If a Non-Employee Director ceases to be a member of the Board for any reason other than those provided under "Death" and "Retirement or Disability" above, such Non-Employee Director, or his or her estate (in the event of his or her death after such cessation), shall have the right for three (3) months following such cessation of service (but in no event subsequent to ten (10) years after the date of grant) to exercise the option with respect to only such number of shares of Class B Stock as to which the right of exercise had accrued prior to such Non-Employee Director ceasing to be a member of the Board.

     (iv) Transferability of Option. All options granted under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Non-Employee Director's lifetime only by him or her or by his or her guardian, conservator or legal representative.

     6. Rights of a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to any shares issuable or transferable upon the exercise of an option granted under this Plan until the date of issuance of a stock certificate for such shares. Except as otherwise provided pursuant to Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

     7. Adjustment of and Changes in Class B Stock. In the event that the shares of Class B Stock, as presently constituted, shall be changed into or exchanged for a different kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, split-up, recapitalization, reclassification, subdivision of shares, combination of shares, or otherwise) or if the number of such shares of Class B Stock shall be increased through the payment of a stock dividend or a dividend on the shares of Class B Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share of Class B Stock theretofore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Class B Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Class B Stock shall be deemed to be references to any such stock or other securities as appropriate. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event that there is any other change in the number or kind of the outstanding shares of Class B Stock, or of any stock or other securities into which such Class B Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted under this Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 7 may be settled in cash or otherwise as the Board shall determine. Notice of any adjustment shall be given by the Company to each holder of an option which has been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     8. Securities Act Requirements. No option granted pursuant to this Plan shall be exercisable, in whole or in part, and the Company shall not be obligated to sell any shares of Class B Stock subject to any such option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as in effect at that time. Each option shall be subject to the further requirement that, if at any time the Board shall determine in its discretion that the listing or qualification of the shares of Class B Stock subject to such option under the requirements of any securities exchange (including, without imitation, any listing under any rule of the American Stock Exchange) or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

     9. Withholding. Appropriate provision (which may, in accordance with the procedures determined by the Board, and subject to its approval or the approval of the Committee (as defined below), include the election by a Non-Employee Director to have the Company withhold from the shares of Class B Stock otherwise to be issued to the Non-Employee Director upon exercise, such number of shares as would satisfy the withholding amount due or to deliver to the Company shares of Class B Stock already owned to satisfy the withholding amount, with all Class B Stock valued at the fair market value of the Class B Stock on the date of exercise) shall be made for all taxes required to be withheld from the shares of Class B Stock issued under this Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including the sale or retention of shares) to provide for the payment of such taxes.





     10. Administration an Amendment of Plan. The Board may from time to time adopt rules and regulations to administer this Plan and may designate a committee of the Board of Directors (the "Committee") to administer the Plan and to adopt such rules and regulations. The interpretation and construction by the Board, or the Committee if the same has been designated by the Board, of any provision of this Plan, or any option granted pursuant hereto, shall be final and conclusive. No member of the Board, or of the Committee, shall be liable for any action or determination made in good faith with respect to this Plan or any option granted pursuant hereto. The Board may from time to time make such changes in and additions to this Plan and, with the written consent of the affected Non-Employee Director or the estate of the Non-Employee Director, to the terms and conditions of any option granted under this Plan as it may deem proper and in the best interests of the Company, without further action on the part of the Stockholders; provided, however, that, except as provided in Section 7 hereof, unless the Stockholders shall have first approved thereof, (i) the total number of shares of Class B Stock subject to this Plan shall not be increased and the minimum purchase price shall not be changed, (ii) no option shall be exercisable more than ten (10) years after the date it is granted, (iii) the expiration date of this Plan shall not be extended, and (iv) no amendment of this Plan or of any option granted under this Plan may materially increase the benefits accruing to Non-Employee Directors under this Plan; and provided, further, that Sections 4 and 5 hereof may not be amended more often than once every six (6) months unless such amendment is required to comport with changes in the Code or the regulations promulgated thereunder.

     The Board shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any consolidation or merger of the Company with or into any other corporation, to amend all outstanding options granted under this Plan prior to the effective date of any such transaction and to terminate such options as of such effective date. If the Board shall exercise such power, each option then outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Non-Employee Director to whom it was issued or his or her estate as provided herein at any time or from time to time as determined by the Board prior to the effective date of such transaction and such option shall be deemed to terminate upon such effective date.